GreenLight Biosciences Outlines Development Strategy and Highlights Portfolio Updates at Human Health R&D Day

-- Progressing human health pipeline conferring mRNA platform advantages for infectious disease and personalized oncology medicines; pursuing capital efficient strategy targeting unmet medical needs, in both the developed and lower- and middle-income countries (LMICs), pairing focused R&D spend with partnerships

-- Accelerating development of next-generation COVID vaccine candidate; decision to advance universal pan-sarbecovirus vaccine candidate in place of mono-valent Wuhan based antigen.

-- Preclinical data on shingles vaccine candidate(s) showing high and durable antibody response, strong cellular T-cell response, and durable memory response

-- Collaboration with EpiVax therapeutics to develop personalized mRNA cancer vaccine candidates

-- R&D Day webcast to begin at 10:30 am ET today

BOSTON, March 9, 2023 — GreenLight Biosciences (Nasdaq: GRNA), a public benefit corporation striving to deliver on the full potential of RNA to address some of the world’s toughest problems in human health and agriculture, will today outline its pipeline strategy and R&D progress for mRNA-based solutions during its Human Health R&D Day being held today, March 9, 2023 at 10:30 a.m. ET in Lexington, MA.

GreenLight today is sharing the key pillars of its human health strategy:

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Developing vaccines for infectious diseases, especially those addressing unmet medical needs in lower- and middle- income countries. Consistent with its public benefit corporation status, Greenlight is striving to support global, sustainable vaccine access and pandemic response readiness.
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Developing innovative products to address unmet medical needs in oncology and autoimmune diseases. This work has begun with the collaboration with EpiVax Therapeutics to co-develop personalized cancer vaccines.
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Continued advancement of GreenLight’s mRNA technology platform through innovations and to seek potential partnerships with pharmaceutical and biotechnology companies.

As previously announced, GreenLight received approval from the Rwanda Food and Drugs Authority (Rwanda FDA) to initiate a Phase I/II study of its GLB-COV2-043 vaccine booster candidate. However, given the global shift in the standard of care for COVID vaccination to the Wuhan/Omicron bivalent vaccine, and new availability of the bivalent vaccine in Rwanda, GreenLight has decided to proceed with its pan-sarbecovirus vaccine candidate instead of the GLB-COV2-043 (monovalent) vaccine candidate as originally planned. GreenLight is accelerating the development of its pan-sarbecovirus vaccine candidate that is potentially capable of broader coverage and predictive protection and plans to make a follow-up filing on this candidate to the Rwanda FDA and the Rwanda National Ethics Committee (RNEC). GreenLight will be working expeditiously and closely with its Rwandan partners to advance these efforts over the coming months and are starting conversations with potential partners in other countries that have expressed interest in supporting its development and clinical path for a broader pan-sarbecovirus vaccine. “We are excited to advance our pan-sarbecovirus vaccine candidate that may allow us to bring a next generation, innovative Covid-19 vaccine to market in Rwanda, and the rest of the world, earlier than we anticipated,” Andrey Zarur, CEO of GreenLight.

Regarding its shingles program, GreenLight is excited to share promising new pre-clinical data. GreenLight has selected a lead candidate to progress towards clinical development after evaluation of multiple antigen designs and formulations. Based on pre-clinical data, our lead pre-clinical candidate induced antibody levels and memory B and T cell responses in mouse in vivo studies similar to the current standard of care. In addition, the pre-clinical data showed that the lead candidate induced T cell responses in mouse in vivo studies stronger than the current standard of care. This pre-clinical candidate is advancing towards development candidate nomination. Serum Institute of India Private Limited will be responsible for the clinical development, manufacturing, and commercialization of the vaccine candidate in lower- and middle- income countries under its license agreement with GreenLight Biosciences. GreenLight retains the clinical development, manufacturing, and commercial rights in the developed world.

GreenLight and EpiVax Therapeutics are partnering to create a proprietary personalized cancer vaccine platform which combines GreenLight’s mRNA design and manufacturing expertise with EpiVax Therapeutic’s neoantigen discovery platform. “We continue to be excited about expediting the development of personalized cancer vaccines in collaboration with EpiVax Therapeutics.” Kimberly Warren, Chief Business Officer of GreenLight Biosciences. “While our initial focus will be on bladder cancer, the 4th most common cancer in men, we plan on working to shape a pipeline of compelling personalized cancer vaccine candidates that will help build a future of more timely and accessible treatments.”

The human health R&D Day is the second in a series providing comprehensive updates on GreenLight’s R&D strategy and progress. The previous session, which focused on GreenLight’s Plant Health pipeline, was held on Tuesday, March 7, 2023.

A live webcast of the event will be available live and can be accessed via the Investors section of the Company’s website at www.greenlightbiosciences.com. Registration is available here: https://www.greenlightbiosciences.com/rdshowcase/ and a replay of both events will be available at https://investors.greenlightbio.com for approximately 30 days.

About GreenLight Biosciences

GreenLight Biosciences (Nasdaq: GRNA) aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The Company’s platform is protected by numerous patents. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review.

Availability of Other Information About GreenLight Biosciences

Investors and others should note that we communicate with our investors and the public using our website (www.greenlightbiosciences.com), the investor relations website (https://investors.greenlightbio.com/), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that GreenLight posts on these channels and websites could be deemed to be material information. As a result, GreenLight encourages investors, the media, and others interested in GreenLight to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on GreenLight’s investor relations website and may include additional social media channels. The contents of GreenLight’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the success, cost and timing of our research and development activities in our plant and human health programs, the timing of regulatory submissions and approvals, our ability to commercialize our products, the acceptance of RNA-based technologies by regulators and the public, including the timing it takes to receive regulatory approval, the success, cost and timing of our clinical trials, including estimates regarding when patients will be enrolled, our ability to progress our candidates into the clinic, if at all, the timing to commence future clinical trials, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in our Quarterly Reports on Form 10-Q, periodic filings on Form 8-K, and any of our future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by current macroeconomic conditions and the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For additional information on GreenLight and potential risks associated with investing, please see our public filings at https://www.sec.gov/edgar/browse/?CIK=1822691&owner=exclude.

Contacts:

Media Contact:

Thomas Crampton
SVP Corporate Affairs
GreenLight Biosciences

press@greenlightbio.com

Investor Contact:

Ingrid Fung
Director, Enterprise Operations and Strategy & Head of Investor Relations

GreenLight Biosciences

investors@greenlightbio.com